UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT of 1934
                                (AMENDMENT NO. )

Filed by the Registrant   [x]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement           [  ]  Confidential, for Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e) (2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12


                              THE SOUTHERN COMPANY
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

--------------------------------------------------------------------------------
       NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT




                                       SO




                                                 [LOGO]
                                                 SOUTHERN
                                                     COMPANY
                                                 ENERGY TO SERVE YOUR WORLD-SM-

--------------------------------------------------------------------------------
CONTENTS
--------------------------------------------------------------------------------



General Information                                                  1
----------------------------------------------------------------------
Corporate Governance                                                 2
----------------------------------------------------------------------
Nominees for Election as Directors                                   4
----------------------------------------------------------------------
Compensation and Management Succession Committee Report              6
----------------------------------------------------------------------
Executive Compensation Information                                   9
----------------------------------------------------------------------
Stock Ownership Table                                               10
----------------------------------------------------------------------
Summary Compensation Table                                          11
----------------------------------------------------------------------
Option Grants Table                                                 12
----------------------------------------------------------------------
Option Exercises Table                                              12
----------------------------------------------------------------------
Long-Term Incentive Awards Tables                                   13
----------------------------------------------------------------------
Pension Plan Table                                                  14
----------------------------------------------------------------------
Five-Year Performance Graph                                         15
----------------------------------------------------------------------

--------------------------------------------------------------------------------
LETTER TO STOCKHOLDERS
--------------------------------------------------------------------------------

A.W. Dahlberg
Chairman, President and
Chief Executive Officer                           [LOGO]
                                                  SOUTHERN
                                                      COMPANY
                                                  ENERGY TO SERVE YOUR WORLD-SM-




Dear Fellow Stockholder:

You are cordially invited to attend our 1999 Annual Meeting of Stockholders at 10:00 a.m. CDT on Wednesday, May 26, 1999 at The Wynfrey Hotel in Birmingham, Alabama.

At the meeting, I will report on the state of our business and our plans for the future. Also, we will elect our board of directors.

Your vote is important. Please review the proxy material and return your proxy instructions as soon as possible.

I look forward to seeing you on May 26.

Sincerely,

/s/ A.W. Dahlberg

A.W. Dahlberg

                                                                         [PHOTO]

                                                  [LOGO]
                                                  SOUTHERN
                                                      COMPANY
                                                  ENERGY TO SERVE YOUR WORLD-SM-

--------------------------------------------------------------------------------
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS -- MAY 26, 1999
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
TIME
--------------------------------------------------------------------------------
10:00 a.m. CDT, on Wednesday, May 26, 1999


--------------------------------------------------------------------------------
BUSINESS
--------------------------------------------------------------------------------
(1)  Elect 12 members of the board of directors, and
(2)  Transact other business properly coming before the meeting.


--------------------------------------------------------------------------------
DOCUMENTS
--------------------------------------------------------------------------------
The Proxy Statement, proxy card, and Southern Company Annual Report are included in this mailing.


--------------------------------------------------------------------------------
PLACE
--------------------------------------------------------------------------------
The Wynfrey Hotel
1000 Riverchase Galleria
Birmingham, Alabama


--------------------------------------------------------------------------------
RECORD DATE
--------------------------------------------------------------------------------
Stockholders owning Company shares at the close of business on March 29, 1999, are entitled to attend and vote at the meeting.


--------------------------------------------------------------------------------
VOTING
--------------------------------------------------------------------------------
Even if you plan to attend the meeting in Birmingham, please provide us your voting instructions in one of the following ways as soon as possible:

(1)  Internet - use the internet address on the proxy card
(2)  Telephone - use the toll-free number on the proxy card
(3) Mail - mark, sign, and date the proxy card and return in the enclosed postage-paid envelope




BY ORDER OF THE BOARD OF DIRECTORS, TOMMY CHISHOLM, SECRETARY, APRIL 12, 1999

--------------------------------------------------------------------------------
GENERAL INFORMATION
--------------------------------------------------------------------------------


PROXY STATEMENT


Q:   WHY AM I RECEIVING THIS PROXY STATEMENT AND CARD?
A: The board of directors of Southern Company is soliciting your proxy for the 1999 Annual Meeting of Stockholders and any adjournments thereof. The meeting will be held at 10:00 a.m., local time, on Wednesday, May 26, 1999, at The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama. This Proxy Statement and card are initially being provided to stockholders on or about April 12, 1999.

Q:   WHAT'S BEING VOTED UPON AT THE MEETING?
A: The election of 12 directors. We are not aware of any other matters to be presented to the meeting; however, the holders of the proxies will vote in their discretion on any other matters properly presented.

Q:   HOW DO I GIVE VOTING INSTRUCTIONS?
A: You may attend the meeting and give instructions in person or by the internet, by telephone, or by mail. Instructions are on the proxy card. The proxy committee, named on the enclosed proxy card, will vote all properly executed proxies that are delivered pursuant to this solicitation and not subsequently revoked in accordance with the instructions given by you.

Q:   CAN I CHANGE MY VOTE?
A: Yes, you may revoke your proxy by submitting a subsequent proxy or by written request received by the Company's secretary before the meeting.

Q:   WHO CAN VOTE?
A: All stockholders of record on the record date of March 29, 1999. On that date, there were 698,687,795 Southern Company common shares outstanding and entitled to vote.

Q:   HOW MUCH DOES EACH SHARE COUNT?
A: Each share counts as one vote, except votes for directors may be cumulative. For directors, you may multiply the number of shares you own by the number of directors to be elected and then cast the resulting number among the nominees as you wish. Abstentions are counted to determine a quorum. Shares held by a broker that the broker fails to vote are not. Neither are counted for or against the matters being considered.

Q:   WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?
A: You will receive a proxy card for each account that you have. Please vote proxies for all accounts to ensure that all your shares are voted. If you wish to consolidate multiple accounts, please contact Stockholder Services at (800) 554-7626.

Q: WHEN ARE STOCKHOLDER PROPOSALS DUE FOR THE YEAR 2000 ANNUAL MEETING OF STOCKHOLDERS?
A: The deadline for the receipt of stockholder proposals is December 13, 1999. They must be submitted in writing to Tommy Chisholm, Corporate Secretary, Southern Company, 270 Peachtree Street NW, Atlanta, Georgia 30303.

Q:   WHO PAYS THE EXPENSE OF SOLICITING PROXIES?
A: The Company pays the cost of soliciting proxies. The officers or other employees of the Company or its subsidiaries may solicit proxies to have a larger representation at the meeting.

                                                  [LOGO]
                                                  SOUTHERN
                                                      COMPANY
                                                  ENERGY TO SERVE YOUR WORLD-SM-

--------------------------------------------------------------------------------
CORPORATE GOVERNANCE
--------------------------------------------------------------------------------




HOW IS THE COMPANY ORGANIZED?
Southern Company is a holding company managed by a core group of officers and governed by a board of directors that has been set at 12 members. The nominees for election as directors consist of nine non-employees and three executive officers of the Company.

WHAT ARE DIRECTORS PAID FOR THEIR SERVICES?
Only non-employee directors are compensated for board service. The pay components are:

     ANNUAL RETAINERS:
- $40,000 if first elected as a director before 1997, of which $10,000 is deferred in shares of Company common stock until board membership ends

- $49,000 if first elected as a director in 1997 or later, of which $19,000 is deferred in shares of Company common stock until board membership ends

- $5,000 additional annual retainer if serving as chairman of a board committee

     MEETING FEES:
-    $1,250 for each board meeting attended

-    $1,000 for each committee meeting attended

Directors may elect to defer up to 100 percent of their compensation until membership on the board ends.

There is no pension plan for non-employee directors; however, Dr. Shatto elected in 1997 to participate under the terms of the then Outside Directors Pension Plan. She is entitled upon retirement from the board to receive annual benefits of $30,000 for the greater of her lifetime or 10 years. Dr. Shatto also was paid $1,000 in 1998, for service on the Southern Company College board of advisors.

COMMITTEES OF THE BOARD

     AUDIT COMMITTEE:

- Members are Mr. Hardman, Chairman; Mr. Gordon; Dr. Pate; Mr. St. Pe; and Mr. Stockham

-    Met four times in 1998

- Oversees the Company's auditing, accounting, financial reporting, legal compliance, and internal control functions

- Reviews independent accountants' report on the Company's financial statements, significant changes in accounting principles and practices, significant proposed adjustments, and any unresolved disagreements with management concerning accounting or disclosure matters

- Recommends independent accountants and reviews their services, fees, and the scope and timing of audits

Upon recommendation of the Audit Committee, the board of directors has selected Arthur Andersen LLP as independent accountants for 1999. Representatives of Arthur Andersen LLP are expected to be present at the meeting and will have an opportunity to make a statement if they desire and respond to appropriate questions from stockholders.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




     COMPENSATION & MANAGEMENT
     SUCCESSION COMMITTEE:
-    Members are Mr. Correll, Chairman; Mr. Hardman; Mr. St. Pe; and Mr.
     Stockham

-    Met six times in 1998

- Evaluates performance of executive officers and recommends their compensation

-    Administers executive compensation plans

-    Reviews management succession plans

     GOVERNANCE COMMITTEE:
-    Members are Mr. Rushton, Chairman; Mr. Adams; Mr. Gordon; and Dr. Shatto

-    Met twice in 1998

-    Reviews corporate governance issues

- Considers and recommends nominees for election as directors and recommends director compensation

The Governance Committee expects to identify from its own resources qualified nominees but will accept from stockholders recommendations of individuals to be considered as nominees. Stockholder recommendations, together with a description of the proposed nominee's qualifications, relevant biographical information, and signed consent to serve, should be submitted in writing to the Company's secretary and received by that office by December 13, 1999. Stockholder recommendations will be considered by the Governance Committee in determining nominees to recommend to the board. The final selection of the board's nominees is within the sole discretion of the board of directors.

     FINANCE COMMITTEE:
- Members are Mr. Edwards, Chairman; Mr. Adams; Mr. Correll; Mr. Rushton; and Dr. Shatto

-    Met seven times in 1998

- Reviews the Company's financial affairs, recommends actions to the board, and approves certain capital expenditures of subsidiaries

     NUCLEAR OVERSIGHT COMMITTEE:
-    Membership consists of Dr. Pate, Chairman

-    Was established in 1999

-    Reviews nuclear operations activities

--------------------------------------------------------------------------------

The Board of Directors met eight times in 1998. Average director attendance at all board and committee meetings was 91 percent. Mr. St. Pe attended less than 75 percent of his applicable meetings.

                                                  [LOGO]
                                                  SOUTHERN
                                                      COMPANY
                                                  ENERGY TO SERVE YOUR WORLD-SM-

--------------------------------------------------------------------------------
NOMINEES FOR ELECTION AS DIRECTORS
--------------------------------------------------------------------------------




ITEM NO.1 -- ELECTION OF DIRECTORS

The persons named on the enclosed proxy card will vote, unless instructed otherwise, each properly executed proxy for the election of the following nominees as directors. If any named nominee becomes unavailable for election, the board may substitute another nominee. In that event, the proxy would be voted for the substitute nominee unless instructed otherwise on the proxy card.


DORRIT J. BERN
Ms. Bern, 49, is chairman of the board, president, and chief executive officer of Charming Shoppes, Inc., retail apparel stores. She served as group vice president of Sears, Roebuck and Co. from 1993 to August 1995, and as vice chairman of the board, president, and chief executive officer of Charming Shoppes from August 1995 until January 1997, when she was appointed to her current position.

THOMAS F. CHAPMAN
Mr. Chapman, 55, is president and chief executive officer of Equifax Inc., information services and transaction processing company. He served as executive vice president and group executive from 1993 to August 1997, and as president and chief operating officer of Equifax from August 1997 to January 1998, when he was appointed to his current position. He is a director of Equifax Inc.

A. D. CORRELL - Director since 1994
Mr. Correll, 57, is chairman of the board and chief executive officer of Georgia-Pacific Corporation, manufacturers and distributors of building products, pulp, and paper. He is a director of Georgia-Pacific Corporation, Sears, Roebuck and Co., and SunTrust Banks, Inc.

A. W. DAHLBERG - Director since 1985
Mr. Dahlberg, 58, is chairman of the board, president and chief executive officer of the Company. He served as president of the Company from January 1994 until March 1995, when he was appointed to his current position. He is a director of Equifax Inc., Protective Life Corporation, SunTrust Banks, Inc., and Southern system companies - Alabama Power Company and Georgia Power Company.

H. ALLEN FRANKLIN - Director since 1988
Mr. Franklin, 54, is president and chief executive officer of Georgia Power Company and executive vice president of the Company. He is a director of SouthTrust Corporation and Georgia Power Company.

BRUCE S. GORDON - Director since 1994
Mr. Gordon, 52, is group president of enterprise business group of Bell Atlantic, telecommunications. He served as group president - consumer and small business of Bell Atlantic from 1993 to August 1997, and as group president retail services of Bell Atlantic from August 1997 until December 1998, when he was appointed to his current position. He is a director of Barfield Companies.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




L. G. HARDMAN III - Director since 1986
Mr. Hardman, 59, is chairman of the board and chief executive officer of First Commerce Bancorp, Inc.; chairman of the board of The First National Bank of Commerce, Georgia; and chairman of the board, president, and treasurer of Harmony Grove Mills, Inc. He is a director of Georgia Power Company.

ELMER B. HARRIS - Director since 1989
Mr. Harris, 59, is president and chief executive officer of Alabama Power Company and executive vice president of the Company. He is a director of AmSouth Bancorporation and Alabama Power Company.

DAVID J. LESAR
Mr. Lesar, 45, is president and chief operating officer of Halliburton Company, diversified energy services. He was executive vice president of Halliburton Energy Services from 1993 until June 1995; executive vice president and chief financial officer of Halliburton Company from June 1995 until June 1997; and president and chief executive officer of its Brown & Root, Inc. subsidiary from September 1996 until June 1997, when he was appointed to his current position. He is a director of Cordant Technologies, Inc.

ZACK T. PATE - Director since 1998
Dr. Pate, 62, is chairman of the World Association of Nuclear Operators and chairman emeritus of the Institute of Nuclear Power Operations (INPO), an independent, nonprofit organization promoting safety, reliability, and excellence in the operation of nuclear electric generating plants. Prior to 1998, he was president and chief executive officer of INPO.

GLORIA M. SHATTO - Director since 1984
Dr. Shatto, 67, is president emerita of Berry College, Mount Berry, Georgia. Prior to June 1998, she was president of Berry College. She is a director of Georgia Power Company, Becton Dickinson & Company, and Texas Instruments Incorporated.

GERALD J. ST. PE - Director since 1995
Mr. St. Pe, 59, is president of Ingalls Shipbuilding, Inc. division of Litton Industries, Inc. and senior vice president of Litton Industries, Inc.

Each nominee has served in his or her present position for at least the past five years, unless otherwise noted.

The affirmative vote of a plurality of shares present and entitled to vote is required for the election of directors.

The board of directors recommends a vote "For" the nominees listed in Item
No. 1.

                                                  [LOGO]
                                                  SOUTHERN
                                                      COMPANY
                                                  ENERGY TO SERVE YOUR WORLD-SM-

--------------------------------------------------------------------------------
COMPENSATION & MANAGEMENT SUCCESSION COMMITTEE REPORT
--------------------------------------------------------------------------------



WHAT IS THE EXECUTIVE COMPENSATION PHILOSOPHY?
Our intent is to provide a competitive compensation program that is linked directly to the Company's strategic business objectives and its short- and long-term operating performance. With the objective of maximizing stockholder value over time, this policy serves to align the interests of executives and stockholders.

WHAT COMPRISES TOTAL EXECUTIVE COMPENSATION?

-    Base pay,

-    Short-term incentives (annual performance bonuses), and

-    Long-term incentives.

TOTAL EXECUTIVE COMPENSATION
Total executive compensation targets are set at the median of the marketplace. With the exception of Messrs. Dahlberg and Boren, the marketplace is defined as a group of large companies in the electric and gas utility industries. Twenty of these companies are included in the 27 companies that comprise the Standard & Poor's Electric Utility Index. This index makes up the peer group used in the five-year performance graph.

The marketplace for Mr. Dahlberg is determined by using a weighting of:

- Seventy percent by comparison to the mentioned electric and gas utility companies, and

- Thirty percent by comparison to a group of heavy industrial and durable goods manufacturing companies within a comparable size range.

The marketplace comparison for Mr. Boren is the same group of heavy industrial and durable goods manufacturing companies.

BASE PAY
A range for base pay is determined for each executive by comparing the base pay at the appropriate peer group of companies described previously. Base pay is set at a level that is at or below the median paid at those companies because of the emphasis on incentive compensation in our executive compensation program.

ANNUAL PERFORMANCE BONUSES
Annual bonuses are paid through the Performance Pay Plan, and except for Mr. Boren, all of the executives participate in this plan.

PERFORMANCE GOALS
The annual performance bonuses are based on the attainment of corporate and individual goals that we set at the beginning of the year.

We believe that accomplishing corporate goals is essential for the Company's continued success and sustained financial performance. For 1998, the corporate performance goals were to:

-    increase Company earnings,

-    reduce kilowatt-hour cost,

-    reduce overhead cost,

-    increase cash flow, and

-    increase customer satisfaction.

Mr. Boren's corporate goals related specifically to the earnings and growth of Southern Energy, Inc.

Each executive's individual goals are designed so that their accomplishment contributes to the accomplishment of the corporate performance goals.

A target performance level is set for each goal. Performance above or below the targets results in proportionately higher or lower bonus payments. No

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




bonuses are paid if performance is below a threshold level or if a minimum earnings level is not reached. Also, no bonuses are paid if the Company's current earnings are not sufficient to fund the common stock dividend at the same level as the prior year.

ANNUAL BONUS PAYMENTS
The chairman can exclude extraordinary expenses or income in determining the amount available for the payment of bonuses. For 1998, the write-down of certain South American assets of Southern Energy, Inc. was excluded.

Corporate performance met or exceeded the target levels in all areas in 1998. The annual bonuses paid for 1998 performance reflect the successful accomplishment of the corporate and individual performance goals, resulting in bonuses that exceeded the target levels.

Mr. Dahlberg's annual performance bonus under the Performance Pay Plan for target-level performance was 10 percent of his base pay. His bonus paid for 1998 performance was based 60 percent on the achievement of the corporate performance goals and 40 percent on his individual goals.

SPECIAL AWARDS
The executive officers, with the exception of Mr. Dahlberg, received cash awards, in addition to payments under their applicable annual bonus plans. These awards were for exceptional individual achievements in 1998.

LONG-TERM INCENTIVES
We base a significant portion of our total compensation program on long-term incentive compensation. Mr. Dahlberg's long-term compensation represented over 60 percent of his total compensation for 1998.

Long-term incentive vehicles are:

-    Productivity Improvement Plan (all executives except Mr. Boren),

-    stock options and performance dividend equivalents, and

-    Value Creation Plan (Mr. Boren, only).

PRODUCTIVITY IMPROVEMENT PLAN
This Plan compensates executives based on the comparison of the Company's performance over a four-year period with other electric utility companies. The basis used to measure Company performance under the Plan was changed from return on equity (ROE) to total shareholder return (TSR) two years ago. We believe that TSR better reflects long-term shareholder value. The change more closely aligns executive and shareholder interest. The bonuses paid under the Plan are for the four-year performance period of January 1, 1995 through December 31, 1998 and were based on two years of performance under the ROE goals and two years using TSR.

Each executive participating in this Plan has a long-term bonus target ranging from 50 to 65 percent of base pay at the beginning of the four-year period. Mr. Dahlberg's target bonus was 65 percent of his base pay. The actual bonus paid is based on the Company's performance compared to other utility companies and can range from 50 percent of the target level to 200 percent.

Factors in determining the bonus are:

- ROE is compared with that of a group of utility companies in the southeastern United States.

- TSR is compared with a group of approximately 80 electric utilities as reported by Goldman, Sachs & Co.

                                                  [LOGO]
                                                  SOUTHERN
                                                      COMPANY
                                                  ENERGY TO SERVE YOUR WORLD-SM-

--------------------------------------------------------------------------------
COMPENSATION & MANAGEMENT SUCCESSION COMMITTEE REPORT
--------------------------------------------------------------------------------




- ROE must reach the second highest quartile for any bonus to be paid. The maximum amount is paid only if the Company is ranked the best of all peer group companies.

- TSR must be at the 30th percentile for any bonus to be paid. If it reaches the 90th percentile, the maximum bonus is paid.

For the period that ended on December 31, 1998, the Company's ROE ranked eighth and TSR was at the 51st percentile, resulting in bonus payments that were 91 percent of the target level.

STOCK OPTIONS AND PERFORMANCE DIVIDENDS
Executives are granted options with ten-year terms to purchase the Company's common stock at the market price on the date of the grant. The estimated annualized value represented approximately 42 percent of Mr. Dahlberg's total compensation and 10-15 percent for the other executives. The size of prior grants and the number of options outstanding were not considered in determining the size of the grants made in 1998. These options vest over a four-year period.

Executives also are paid performance-based dividend equivalents on stock options granted after 1996 and held at the end of the year. Dividend equivalents can range from 50 percent of the common stock dividend rate if TSR is at the 30th percentile to 100 percent of the dividend rate if TSR reaches the 90th percentile. Mr. Dahlberg receives twice the amount per share paid to the other executives. For stock options held on December 31, 1998, Mr. Dahlberg received $1.38 per share and the other executives received $.69 per share.

VALUE CREATION PLAN
Mr. Boren is awarded rights to the appreciation in value of Southern Energy, Inc. over a term of ten years. Vested rights may be exercised, and their valuation is based on the value of Southern Energy on December 31 of the prior year. The value of Southern Energy calculated under the Plan is verified annually by a nationally-recognized independent appraisal firm.

POLICY ON INCOME TAX
DEDUCTIBILITY OF EXECUTIVE
COMPENSATION

Section 162(m) of the Internal Revenue Code limits the deductibility of an executive's compensation that exceeds $1 million per year unless the compensation is paid under a performance-based plan as defined in the Code and that has been approved by stockholders. The Company has obtained stockholder approval for its long-term incentive plans; however, our policy is to maximize long-term stockholder value, and tax deductibility is only one factor considered in setting compensation.

SUMMARY

We believe that the policies and programs described in this report link pay and performance and serve the best interest of stockholders. We frequently review the various pay plans and policies and modify them as we deem necessary to continue to attract, retain, and motivate talented executives.

Members of the Committee:
     A. D. Correll
     L. G. Hardman III
     G. J. St. Pe
     H. Stockham

--------------------------------------------------------------------------------
EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------




EMPLOYMENT AND CHANGE
IN CONTROL AGREEMENTS

The Company entered into Change in Control Agreements with each of its executive officers, including those shown on the Summary Compensation Table on page 11. If an executive is involuntarily terminated, other than for cause, or voluntarily terminates for good reason - defined as a material diminution of duties, a significant reduction in compensation or benefits, or relocation - within two years following a change in control of the Company, the Agreements provide for:

-    lump sum payment of three times annual compensation,

-    up to five years' coverage under group health and life insurance plans,

- immediate vesting of all stock options and stock appreciation rights previously granted,

- payment of any accrued long-term and short-term bonuses and dividend equivalents, and

- payment of any excise tax liability incurred as a result of payments made under the Agreement.

A change in control is defined under the Agreements as:

-    acquisition of at least 20 percent of the Company's stock,

- a change in the majority of the members of the Company's board of directors,

- a merger or other business combination that results in the Company's stockholders immediately before the merger owning less than 65 percent of the voting power after the merger, or

-    a sale of substantially all the assets of the Company.

If a change in control affects only a subsidiary of the Company, these payments would be made only to executives of the affected subsidiary who are involuntarily terminated as a result of that change in control.

The Company also has amended its short- and long-term incentive plans to provide for pro-rata payments at not less than target-level performance if a change in control occurs and the plans are not continued or replaced with comparable plans.

On February 28, 1998, the Company and Georgia Power Company entered into a Deferred Compensation Agreement with Mr. Franklin. On the fifth anniversary of the Agreement, if still employed by the Company or one of its subsidiaries, Mr. Franklin will receive the cash value of the number of shares of common stock that could have been purchased for $500,000 on February 28, 1998, and on which dividends were reinvested throughout the five-year period. If certain performance goals are met, Mr. Franklin also will receive the estimated income tax expense on the compensation. Mr. Franklin may elect to defer receipt of the award until termination of employment.

                                                  [LOGO]
                                                  SOUTHERN
                                                      COMPANY
                                                  ENERGY TO SERVE YOUR WORLD-SM-

--------------------------------------------------------------------------------
STOCK OWNERSHIP TABLE
--------------------------------------------------------------------------------




Section 16(a) Beneficial Ownership Reporting Compliance: During 1998, Messrs. Correll and Franklin each filed one late report with the Securities and Exchange Commission representing one transaction each in Company common stock.

The shares owned by all directors, nominees, and executive officers as a group constitute less than one percent of the total number of shares of the respective classes outstanding as of December 31, 1998, except for Ms. Bern whose number of shares are given as of March 30, 1999.

                                                                                        Shares Beneficially Owned Include:
                                                                                   -------------------------------------------

                                                                          SHARES       Shares Individuals
                                                                    BENEFICIALLY   Have Rights to Acquire       Shares Held by
                                          TITLE OF SECURITY            OWNED (1)       within 60 days (2)   Family Members (3)
------------------------------------------------------------------------------------------------------------------------------
JOHN C. ADAMS                       Southern Company common stock         15,263
------------------------------------------------------------------------------------------------------------------------------
DORRIT J. BERN                      Southern Company common stock          1,500
------------------------------------------------------------------------------------------------------------------------------
THOMAS G. BOREN                     Southern Company common stock         57,732                   43,633                   10
------------------------------------------------------------------------------------------------------------------------------
THOMAS F. CHAPMAN                   Southern Company common stock              -
------------------------------------------------------------------------------------------------------------------------------
A. D. CORRELL                       Southern Company common stock         18,815
------------------------------------------------------------------------------------------------------------------------------
A. W. DAHLBERG                      Southern Company common stock        355,291                  289,787
------------------------------------------------------------------------------------------------------------------------------
PAUL J. DENICOLA                    Southern Company common stock        139,642                  103,158               12,072
------------------------------------------------------------------------------------------------------------------------------
JACK EDWARDS                        Southern Company common stock         19,544                                           312
------------------------------------------------------------------------------------------------------------------------------
H. ALLEN FRANKLIN                   Southern Company common stock        177,239                  149,760
------------------------------------------------------------------------------------------------------------------------------
BRUCE S. GORDON                     Southern Company common stock          2,443
------------------------------------------------------------------------------------------------------------------------------
L. G. HARDMAN III                   Southern Company common stock         16,062                                           100
------------------------------------------------------------------------------------------------------------------------------
ELMER B. HARRIS                     Southern Company common stock        222,887                  183,510                  310
------------------------------------------------------------------------------------------------------------------------------
DAVID J. LESAR                      Southern Company common stock              -
------------------------------------------------------------------------------------------------------------------------------
ZACK T. PATE                        Southern Company common stock          5,770
------------------------------------------------------------------------------------------------------------------------------
WILLIAM J. RUSHTON, III             Southern Company common stock          8,148
------------------------------------------------------------------------------------------------------------------------------
GLORIA M. SHATTO                    Southern Company common stock         18,830                                        14,113
                            Georgia Power Company preferred stock          1,200                                         1,200
------------------------------------------------------------------------------------------------------------------------------
GERALD J. ST. PE                    Southern Company common stock         31,421                                         1,750
------------------------------------------------------------------------------------------------------------------------------
HERBERT STOCKHAM                    Southern Company common stock          8,919
------------------------------------------------------------------------------------------------------------------------------
DIRECTORS, NOMINEES,                Southern Company common stock      1,314,790                  891,409               29,867
AND EXECUTIVE OFFICERS       Subsidiary companies preferred stock          1,200                                         1,200
AS A GROUP (23 PEOPLE)
------------------------------------------------------------------------------------------------------------------------------

(1) "Beneficial Ownership" means the sole or shared power to vote, or to direct the voting of, a security, or investment power with respect to a security, or any combination.

(2) Indicates shares of the Company's common stock that certain executive officers have the right to acquire within 60 days. Shares indicated are included in the Shares Beneficially Owned column.

(3) Each director disclaims any interest in shares held by family members. Shares indicated are included in the Shares Beneficially Owned column.

MS. BERN AND MESSRS. CHAPMAN AND LESAR ARE FIRST-TIME NOMINEES.

--------------------------------------------------------------------------------
SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------




This table shows information concerning the Company's chairman of the board, president, and chief executive officer, and each of the other four most highly compensated executive officers of the Company serving as of December 31, 1998.

                                    ------------------------------------------   -------------------------------------
                                              ANNUAL COMPENSATION                           LONG-TERM COMPENSATION

                                                                                         NUMBER OF
                                                                                        SECURITIES         LONG-TERM      ALL OTHER
NAME AND PRINCIPAL                                                OTHER ANNUAL          UNDERLYING    INCENTIVE PLAN   COMPENSATION
POSITION                      YEAR   SALARY ($)   BONUS ($)   COMPENSATION ($)   STOCK OPTIONS (#)   PAYOUTS ($) (1)        ($) (2)
-----------------------------------------------------------------------------------------------------------------------------------
A. W. DAHLBERG                1998      897,820     218,625             11,067             161,757           438,061         50,135
Chairman, President & CEO     1997      817,644     206,250             27,485             135,882           433,247         49,766
Southern Company              1996      782,409     118,534              6,833             154,610           770,216         43,850
-----------------------------------------------------------------------------------------------------------------------------------
T. G. BOREN                   1998      370,833     425,938             15,162              20,809                 -         19,943
President                     1997      345,000     387,625             14,868              18,941                 -         19,415
Southern Energy               1996      291,086     275,000             13,757              14,250                 -         16,293
-----------------------------------------------------------------------------------------------------------------------------------
P. J. DENICOLA                1998      448,531     144,600             14,709              24,139           242,539         25,342
President                     1997      416,452      62,980              8,731              29,638           239,874         25,493
Southern Company Services     1996      400,491      56,520              3,325              26,330           426,442         22,894
-----------------------------------------------------------------------------------------------------------------------------------
H. A. FRANKLIN                1998      564,329     237,502              7,078              30,521           283,629         31,590
President                     1997      511,505     129,426             14,219              36,544           280,513         31,350
Georgia Power Company         1996      482,658      73,260             10,992              31,853           498,688         27,334
-----------------------------------------------------------------------------------------------------------------------------------
E. B. HARRIS                  1998      545,102     192,751             19,060              29,411           249,971         30,180
President                     1997      500,700     101,002             20,453              35,648           247,224         30,172
Alabama Power Company         1996      480,310      72,697              7,112              31,608           439,508         25,068
-----------------------------------------------------------------------------------------------------------------------------------

(1) Payouts made in 1997, 1998, and 1999 for the four-year performance periods ending December 31, 1996, 1997, and 1998, respectively.

(2) Company contributions in 1998 to the Employee Savings Plan, Employee Stock Ownership Plan, and non-pension related accruals under the Supplemental Benefit Plan are provided in the following table:

                                                                                                  ESP           ESOP            SBP
                                                                      -------------------------------------------------------------
                                                                      A. W. Dahlberg           $7,200         $1,046        $41,889
                                                                      -------------------------------------------------------------
                                                                      T. G. Boren               7,200          1,046         11,697
                                                                      -------------------------------------------------------------
                                                                      P. J. DeNicola            7,200          1,046         17,096
                                                                      -------------------------------------------------------------
                                                                      H. A. Franklin            7,200          1,046         23,344
                                                                      -------------------------------------------------------------
                                                                      E. B. Harris              5,792          1,046         23,342
                                                                      -------------------------------------------------------------

                                                  [LOGO]
                                                  SOUTHERN
                                                      COMPANY
                                                  ENERGY TO SERVE YOUR WORLD-SM-

--------------------------------------------------------------------------------
STOCK OPTIONS
--------------------------------------------------------------------------------




OPTION GRANTS IN 1998

                                   NUMBER OF       PERCENT OF TOTAL
                                  SECURITIES        OPTIONS GRANTED     EXERCISE OR                       GRANT DATE
                                  UNDERLYING           TO EMPLOYEES      BASE PRICE     EXPIRATION           PRESENT
NAME                     OPTIONS GRANTED (1)     IN FISCAL YEAR (2)      ($/SH) (1)       DATE (1)     VALUE ($) (3)
--------------------------------------------------------------------------------------------------------------------
A. W. DAHLBERG                       161,757                     10        27.03125      5/01/2008         1,429,932
--------------------------------------------------------------------------------------------------------------------
T. G. BOREN                           20,809                      1        27.03125      7/20/2008           118,403
--------------------------------------------------------------------------------------------------------------------
P. J. DENICOLA                        24,139                      1        27.03125      7/20/2008           137,351
--------------------------------------------------------------------------------------------------------------------
H. A. FRANKLIN                        30,521                      2        27.03125      7/20/2008           173,664
--------------------------------------------------------------------------------------------------------------------
E. B. HARRIS                          29,411                      2        27.03125      5/01/2007           167,349
--------------------------------------------------------------------------------------------------------------------

(1) Performance Stock Plan grants were made on July 20, 1998, and vest annually at a rate of 25 percent on the anniversary date of the grant. Grants fully vest upon termination because of death, total disability, or retirement. Exercise price is the average of the high and low fair market value of the Company's common stock on the date granted.

(2)  A total of 1,659,519 stock options were granted in 1998.

(3) Value was calculated using the Black-Scholes option valuation model. The actual value, if any, ultimately realized depends on the market value of the Company's common stock at a future date. Significant assumptions are shown below:

                          ------------------------------------------------------------------------------------------
                                        RISK-FREE RATE       DIVIDEND               DISCOUNT FOR FORFEITURE RISK:
                          VOLATILITY         OF RETURN    OPPORTUNITY    TERM    BEFORE VESTING    BEFORE EXPIRATION
--------------------------------------------------------------------------------------------------------------------
CHAIRMAN                      19.16%             5.46%           100%   10 years          9.61%               20.20%
--------------------------------------------------------------------------------------------------------------------
OTHERS                        19.16%             5.46%            50%   10 years          9.61%               15.51%
--------------------------------------------------------------------------------------------------------------------


These assumptions reflect the effects of cash dividend equivalents paid to participants under the Performance Dividend Plan assuming targets are met.

AGGREGATED OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                           NUMBER OF                     UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS AT
                              SHARES       VALUE          OPTIONS AT YEAR-END                 YEAR-END ($) (2)
                         ACQUIRED ON    REALIZED     -----------------------------     -----------------------------
NAME                        EXERCISE     ($) (1)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------
A. W. DAHLBERG         Not exercised           -         289,787           354,025       2,572,413         1,690,485
--------------------------------------------------------------------------------------------------------------------
T. G. BOREN            Not exercised           -          43,633            45,464         361,310           221,170
--------------------------------------------------------------------------------------------------------------------
P. J. DENICOLA         Not exercised           -         103,158            66,265         941,519           352,578
--------------------------------------------------------------------------------------------------------------------
H. A. FRANKLIN                 3,560      56,404         149,760            81,846       1,480,720           432,104
--------------------------------------------------------------------------------------------------------------------
E. B. HARRIS           Not exercised           -         183,510            79,994       1,929,365           424,248
--------------------------------------------------------------------------------------------------------------------

(1) The "Value Realized" is ordinary income, before taxes, and represents the amount equal to the excess of the fair market value of the shares at the time of exercise above the exercise price.

(2) These columns represent the excess of the fair market value of the Company's common stock of $29.0625 per share, as of December 31, 1998, above the exercise price of the options. The amounts under the Exercisable column report the "value" of options that are vested and therefore could be exercised. The Unexercisable column reports the "value" of options that are not vested and therefore could not be exercised as of December 31, 1998.

--------------------------------------------------------------------------------
LONG-TERM INCENTIVE AWARDS TABLES
--------------------------------------------------------------------------------




These tables show long-term incentive plan awards made for the performance period January 1, 1998, through December 31, 2001.

PRODUCTIVITY IMPROVEMENT PLAN

                                             PERFORMANCE OR                ESTIMATED FUTURE PAYOUTS UNDER
                                               OTHER PERIOD                  NON-STOCK PRICE BASED PLANS
                                NUMBER     UNTIL MATURATION     ----------------------------------------------------
NAME                       OF UNITS(1)        OR PAYOUT (1)     THRESHOLD ($) (2)   TARGET ($) (2)   MAXIMUM ($) (2)
--------------------------------------------------------------------------------------------------------------------
A. W. DAHLBERG                 510,845              4 years               255,423          510,845         1,021,690
--------------------------------------------------------------------------------------------------------------------
P. J. DENICOLA                 282,836              4 years               141,418          282,836           565,672
--------------------------------------------------------------------------------------------------------------------
H. A. FRANKLIN                 330,751              4 years               165,376          330,751           661,502
--------------------------------------------------------------------------------------------------------------------
E. B. HARRIS                   291,502              4 years               145,751          291,502           583,004
--------------------------------------------------------------------------------------------------------------------

(1) A performance unit is a method of assigning a dollar value to a performance award opportunity. Under the Productivity Improvement Plan of the Company (the "Plan"), the number of units granted to executive officers (except Mr. Boren who does not participate in the Plan) is 50 percent to 65 percent of their base salary range midpoint, with each unit valued at $1.00. No awards are paid unless the participant remains employed by the Company through the end of the performance period.

(2) The threshold, target, and maximum value of a unit under the Plan is $0.50, $1.00, and $2.00, respectively, and can vary based on the Company's return on common equity and total shareholder return relative to selected groups of electric and gas utilities. If certain minimum performance relative to the selected groups is not achieved, there will be no payout; nor is there a payout if the current earnings of the Company are not sufficient to fund the dividend rate paid in the last calendar year. The Plan provides that, in the discretion of the Compensation & Management Succession Committee, extraordinary income may be excluded for purposes of calculating the amount available for the payment of awards. All awards are payable in cash at the end of the performance period.

SOUTHERN ENERGY'S VALUE CREATION PLAN

                                          PERFORMANCE OR                 ESTIMATED FUTURE PAYOUTS UNDER
                                            OTHER PERIOD                   NON-STOCK PRICE BASED PLANS
                             NUMBER     UNTIL MATURATION      ------------------------------------------------------
NAME                    OF UNITS(1)        OR PAYOUT (1)      THRESHOLD ($) (2)    TARGET ($) (2)    MAXIMUM ($) (2)
--------------------------------------------------------------------------------------------------------------------
T. G. BOREN                 126,711           4-10 years                      -           243,285                  -
--------------------------------------------------------------------------------------------------------------------

(1) The Compensation & Management Succession Committee awarded Mr. Boren 126,711 rights to the appreciation in the value of Southern Energy, Inc. over a term of 10 years from March 15, 1998, under the Southern Energy, Inc. Value Creation Plan. Each unit of phantom interest in Southern Energy, Inc. had an initial value and exercise price of $9.73. Appreciation rights vest annually at a rate of 25 percent on the anniversary date of the grant.

(2) The target value of a unit under the Southern Energy, Inc. Value Creation Plan is not determinable. The actual value, if any, a participant may realize ultimately depends on the value of Southern Energy, Inc. at a future date. As of December 31, 1998, each unit of phantom interest in Southern Energy, Inc. had a value of $11.65. Based on 1998 performance, the rights awarded to Mr. Boren under this plan would have a value of $243,285.

                                                  [LOGO]
                                                  SOUTHERN
                                                      COMPANY
                                                  ENERGY TO SERVE YOUR WORLD-SM-

--------------------------------------------------------------------------------
PENSION PLAN TABLE
--------------------------------------------------------------------------------




                                                            YEARS OF ACCREDITED SERVICE
-------------------------------------------------------------------------------------------------------------------
COMPENSATION                          15             20             25             30             35             40
-------------------------------------------------------------------------------------------------------------------
$  100,000                     $  25,500      $  34,000      $  42,500      $  51,000      $  59,500      $  68,000
-------------------------------------------------------------------------------------------------------------------
   300,000                        76,500        102,000        127,500        153,000        178,500        204,000
-------------------------------------------------------------------------------------------------------------------
   500,000                       127,500        170,000        212,500        255,000        297,000        340,000
-------------------------------------------------------------------------------------------------------------------
   700,000                       178,500        238,000        297,500        357,000        416,500        476,000
-------------------------------------------------------------------------------------------------------------------
   800,000                       204,000        272,000        340,000        408,000        476,000        544,000
-------------------------------------------------------------------------------------------------------------------
   900,000                       229,500        306,000        382,500        459,000        535,500        612,000
-------------------------------------------------------------------------------------------------------------------
 1,100,000                       280,500        374,000        467,500        561,000        654,500        748,000
-------------------------------------------------------------------------------------------------------------------
 1,300,000                       331,500        442,000        552,500        663,000        773,500        884,000
-------------------------------------------------------------------------------------------------------------------
 1,500,000                       382,500        510,000        637,500        765,000        892,500      1,020,000
-------------------------------------------------------------------------------------------------------------------
 1,700,000                       433,500        578,000        722,500        867,000      1,011,500      1,156,000
-------------------------------------------------------------------------------------------------------------------

This table shows the estimated annual pension benefits payable at normal retirement age under Southern's qualified Pension Plan, as well as non-qualified supplemental benefits, based on the stated compensation and years of service with Southern's subsidiaries. Compensation for pension purposes is limited to the average of the highest three of the final 10 years' compensation - base salary plus the excess of annual and long-term incentive compensation over 25 percent of base salary (reported under columns titled "Salary", "Bonus", and "Long-Term Incentive Plan Payouts" in the Summary Compensation Table on page 11).

As of December 31, 1998, the applicable compensation levels and accredited service for determination of pension benefits would have been:

                                                                      ACCREDITED
                                                  COMPENSATION           SERVICE
                              --------------------------------------------------
                              T. G. Boren         $    348,333                28
                              --------------------------------------------------
                              A. W. Dahlberg         1,448,444                37
                              --------------------------------------------------
                              P. J. DeNicola           748,496                28
                              --------------------------------------------------
                              H. A. Franklin           920,468                27
                              --------------------------------------------------
                              E. B. Harris             844,132                39
                              --------------------------------------------------

The amounts shown in the table were calculated according to the final average pay formula and are based on a single life annuity without reduction for joint and survivor annuities or computation of Social Security offset that would apply in most cases.

--------------------------------------------------------------------------------
FIVE-YEAR PERFORMANCE GRAPH
--------------------------------------------------------------------------------




This performance graph compares the cumulative total shareholder return on the Company's common stock with the Standard & Poor's Electric Utility Index and the Standard & Poor's 500 Index for the past five years. The graph assumes that $100 was invested on December 31, 1993 in the Company's common stock and each of the above indices, and that dividends are reinvested. The shareholder return shown below for the five-year historical period may not be indicative of future performance.

                        [PERFORMANCE GRAPH APPEARS HERE]



                COMPARISON OF FIVE YEAR CUMULATIVE RETURNS AMONG
         SOUTHERN COMPANY COMMON STOCK, S&P ELECTRIC UTILITY INDEX AND
                                 S&P 500 INDEX

                                   1993      1994      1995       1996       1997      1998
                                   ----      ----      ----       ----       ----      ----
Southern Company Common Stock      $100      $ 96      $125       $122       $147      $174
S & P Electric Utility Index        100        87       114        114        144       166
S & P 500 Index                     100       101       139        171        229       294



                                                  [LOGO]
                                                  SOUTHERN
                                                      COMPANY
                                                  ENERGY TO SERVE YOUR WORLD-SM-

                           [PRINTED ON RECYCYCLED PAPER.LOGO]

                       EXPLANATION OF DIFFERENCES BETWEEN
                  CIRCULATION DOCUMENT AND ELECTRONIC DOCUMENT

Notice of Annual meeting and Proxy Statement

1. The back cover contains the phase "Printed on Recycled Paper" with the appropriate logo.

Form of Proxy

1. The circulated document includes a map with directions to the annual meeting site.

                                                            APPENDIX




ADMISSION TICKET                                          [GRAPHIC OMITTED]
(Not Transferable)

1999 ANNUAL MEETING OF STOCKHOLDERS
10 a.m. (CDT), May 26, 1999

The Wynfrey Hotel Ballroom
1000 Riverchase Galleria
Birmingham, Alabama  35244
205-987-1600

Directions to The Wynfrey Hotel:

[Directions and map omitted]

















- - - - - - - - - - - - - Detach and Mail Bottom Portion - - - - - - - - - - -

                                [GRAPHIC OMITTED]

PROXY FORM                                                        PROXY FORM

                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
                 FOR ANNUAL MEETING OF STOCKHOLDERS MAY 26, 1999

The undersigned hereby appoints A. W. DAHLBERG and W. L. WESTBROOK, or either of them, proxies with full power of substitution in each, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of THE SOUTHERN COMPANY, to be held at the Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama at 10:00 a.m. (CDT), and any adjournments thereof, on all matters legally coming before the meeting including, without limitation, the proposal listed on the reverse side of this form.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS INDICATED, THE PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

Please date, sign exactly as your name appears on the form, and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee, or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

                Continued and to be voted and signed on reverse.

[GRAPHIC OMITTED]
                            MULTIPLE WAYS TO VOTE!
                            Southern Company encourages you to take
                            advantage of VOTING by Internet or telephone. These are convenient and cost-saving ways to vote your shares. If you wish, you may still vote by mail.

                            VOTE BY INTERNET:  Go to the Web address:
                            http://www.proxyvoting.com/south

                            VOTE BY TELEPHONE:
                            You will be asked to
                            enter the 10 digit
                            control number
                            located to the left
                            of these
                            instructions.

                            To vote as the Board recommends, Press 1

                            To vote on Proposal 1, Press 0
                                To vote FOR ALL nominees, press 1
                                To WITHHOLD on ALL nominees, press 9
                                To withhold on an individual nominee, mark your
                                  card accordingly and vote by mail.

                            When asked, confirm your vote by pressing 1.

                            Call on a U. S. touch tone phone.
INTERNET/PHONE CONTROL NO   1-888-457-2963      *ANYTIME*
-------------------------   There is NO CHARGE for this call.
-------------------------


           NOTE: The last ballot received, either paper or electronic, will be the last tabulated. If you vote by phone or vote using the Internet, please do not mail your proxy card.

                              THANK YOU FOR VOTING

FOLD AND DETACH HERE                                      FOLD AND DETACH HERE

    UNLESS OTHERWISE SPECIFIED BELOW, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

             The Board of Directors recommends a vote "FOR" proposal 1.
(1)  ELECTION OF DIRECTORS: D. J. Bern, T. F. Chapman, A. D. Correll,
     A. W. Dahlberg, H. A. Franklin, B. S. Gordon, L. G. Hardman III,
     E. B. Harris, D. J. Lesar, Z. T. Pate, G. M. Shatto, G. J. St. Pe'


    ( ) FOR                         ( ) WITHHOLD                       (INSTRUCTIONS:  To withhold authority to vote for any
     all nominees, listed above     authority to vote for all          individual nominees, write that nominee's name in the space
     (except as marked to the       nominees listed above.             provided below.)
     contrary to the right).
                                                                       --------------------------------------------------------




                                                                    ( )  Mark here if attending annual meeting.
                                                                    ( )  Mark here to suspend mailing of future Annual Reports on this account.
                                                                    ( )  Mark here if you are interested in distribution of
                                                                         future Annual Reports and Proxy Statements via the
                                                                         Internet.




          Please fill in ballot ovals completely with a No. 2 pencil or blue or black pen.

          Mark, sign, date, and forward bottom portion in postage-paid envelope provided.

Signature(s) ----------------------------

             ----------------------------

       Date  ---------------------------- , 1999